Exhibit 99.1

For Immediate Release

For Information Contact:

Reid Simpson	Kristi Emerson
Chief Financial Officer	Director, Corporate Communications
312.706.1706	303.915.9574
reids@eCollege.com	kristie@eCollege.com

eCollege® Announces Record Revenue of $30.6 Million,

Up 16 Percent from 2005

Company Reports Third Quarter EPS of $0.07 and Adjusted EPS of $0.15

CHICAGO – November 9, 2006 – eCollege® [Nasdaq: ECLG], a leading provider of value-added information services to the post-secondary education industry, today announced it achieved record revenue of $30.6 million for the quarter ended September 30, 2006, an increase of 16 percent from revenue of $26.4 million for the same period in the prior year. Third quarter revenue included $13.0 million from the Company’s eLearning Division and $17.6 million from the Company’s Enrollment Division, Datamark, Inc.

Net income for the third quarter of 2006 totaled $1.7 million ($0.07 per diluted share) compared to net income of $1.8 million ($0.08 per diluted share) for the third quarter of 2005. Results for the third quarter of 2006 included a pre-tax one-time charge of approximately $750 thousand related to the exit of two small product lines at the Company’s Enrollment Division. Adjusted net income was $3.4 million ($0.15 per diluted share) for the third quarter of 2006, compared to adjusted net income of $3.4 million ($0.15 per diluted share) for the third quarter of 2005.

“We are very pleased with our record revenue, as well as strong third quarter operating income growth of 45 percent at our eLearning Division,” said Oakleigh Thorne, chairman and CEO of eCollege. “However, our consolidated third quarter earnings were negatively impacted by reduced direct mail margins and a $750 thousand write-off at our Enrollment Division.”

“We’re realizing the results of our efforts to reinvigorate Datamark as evidenced by a 700 basis point improvement in direct mail margins from the second quarter to the third quarter of this year,” said Thorne. “We also are encouraged by the initial buyer interest we have seen thus far as we pursue strategic alternatives for the Datamark business.”

Third Quarter 2006 Financial Highlights

Revenue

eLearning Division revenue for the third quarter of 2006 increased 25 percent from the same period in 2005 to $13.0 million. Student fee revenue, which represented 88 percent of the eLearning Division’s revenue in the third quarter of 2006, increased 24 percent from the third quarter of 2005.

Enrollment Division revenue for the third quarter of 2006 increased 10 percent from the same period in 2005 to $17.6 million. Direct mail revenue, which represented 60 percent of the Enrollment Division’s revenue in the third quarter of 2006, increased 14 percent from the third quarter of 2005. Interactive marketing revenue, which represented 31 percent of the Enrollment Division’s revenue in the third quarter of 2006, increased 12 percent from the third quarter of 2005.

Gross Margin

Gross margin declined to 44 percent for the third quarter of 2006 from 49 percent for the same period in 2005. Factors contributing to the decline in gross margin included reduced direct mail margins compared to the prior year and the write-off of capitalized software related to product line exits at the Enrollment Division. Excluding the write-off, gross margin was 46 percent for the third quarter of 2006.

Income from Operations

Income from operations for the third quarter of 2006 was $3.3 million, a decrease of 17 percent from $4.0 million for the third quarter of 2005. Comparisons to prior year results were impacted by one-time charges totaling approximately $750 thousand related to the exit of two small product lines at the Enrollment Division. Excluding these charges, operating income increased 2 percent from the prior year period.

Operating Margin

Operating margin decreased to 11 percent for the third quarter of 2006 from 15 percent for the same period in the prior year. Operating margin adjusted for stock-based compensation expense was 14 percent, compared to 19 percent for the same period in the prior year. Excluding the one-time charges related to product line exits at the Enrollment Division, operating margin for the third quarter of 2006 was 13 percent (16 percent adjusted for stock-based compensation expense).

Net Income before Income Taxes

Net income before taxes for the third quarter of 2006 was $2.6 million, a decrease of 15 percent from $3.1 million for the third quarter of 2005. Excluding the one-time charges related to product line exits at the Enrollment Division, net income before taxes increased 9 percent from the prior year period.

Income Taxes

The tax provision for the third quarter of 2006 was $1.0 million, which reflects an effective tax rate for the quarter of 36 percent. The lower effective tax rate resulted from favorable tax effects of stock-based compensation and lower state rates. This compares to an effective tax rate of 43 percent for the same period in the prior year.

Net Income

Net income for the third quarter of 2006 was $1.7 million ($0.07 per diluted share), a decrease of 5 percent compared to $1.8 million ($0.08 per diluted share) for the same period in the prior year. Excluding the one-time charges related to product line exits at the Enrollment Division, net income increased 21 percent from the prior year period.

Adjusted Net Income

In the third quarter of 2006, the Company recorded non-cash charges of $1.7 million, including expenses related to stock-based compensation, amortization of identifiable intangible assets associated with the Datamark acquisition and the accretion of the discount on the Company’s debt (non-cash interest expense). After adding these items back to GAAP net income, adjusted net income was $3.4 million ($0.15 per diluted share) for the third quarter of 2006, compared to adjusted net income of $3.4 million ($0.15 per diluted share) for the third quarter of 2005. Comparisons to prior year results were impacted by the charges totaling approximately $750 thousand related to the product line exits at the Enrollment Division. Differences between the Company’s GAAP net income and adjusted net income and adjusted net income per diluted share are further explained in the financial table that follows the unaudited Condensed Consolidated Statements of Operations included in this press release.

Free Cash Flow and Capital Expenditures

For the third quarter of 2006, the Company generated free cash flow of $4.8 million, an increase of 15 percent from $4.2 million for the third quarter of 2005. Free cash flow, an alternative non-GAAP measure of liquidity, is defined as adjusted EBITDA (EBITDA plus stock-based compensation expense) less cash interest and capital expenditures. Capital expenditures, including capitalized software development costs, were $1.3 million for the third quarter of 2006, compared to $1.4 million for the same period in 2005. Cash interest expense was $386 thousand for the third quarter of 2006 compared to $634 thousand for the third quarter of 2005. Differences between the Company’s GAAP net income and free cash flow are further explained in the financial table that follows the unaudited Condensed Consolidated Statements of Operations included in this press release.

Balance Sheet

As of September 30, 2006, the Company had cash of $28.4 million as compared to $22.7 million at June 30, 2006 and $16.2 million at September 30, 2005. As of September 30, 2006, the Company’s debt consisted of $500 thousand in original face amount of seller notes and $20.0 million in original face amount of senior subordinated debt. On October 31, 2006, the Company prepaid the $20.0 million senior subordinated debt.

Operating Highlights

•

For the 2006 summer academic term, which impacts both the second and third quarters, the total number of distance student enrollments supported by the eLearning Division was approximately 271,000, up 61 percent from approximately 168,000 distance student enrollments in the summer term of 2005.

•

For the 2006 fall academic term, which impacts both the third and fourth quarters, the total number of distance student enrollments is expected to be approximately 465,000, up 66 percent from approximately 280,000 distance student enrollments in the fall term of 2005.

•

The Company signed two new platinum customers in the third quarter – one at the eLearning Division and one at the Enrollment Division. The Company has signed ten platinum customers year-to-date, including seven at the eLearning Division and three at the Enrollment Division.

•	Cross sell revenues totaled $3.3 million for the third quarter of 2006, up 116 percent from $1.6 million for the same period in the prior year.
•	Average annualized revenue per client at the eLearning Division was approximately $268,000 in the third quarter of 2006, an increase of 22 percent from $220,000 in the third quarter of 2005.
•

Total media under management (defined as customers’ gross media spending for direct mail, interactive and other media managed by the Enrollment Division) totaled approximately $34.4 million for the third quarter of 2006, an increase of 28 percent from the same quarter in the prior year.

•

In the third quarter, the eCollege System hit its all time highest day of usage, supporting a record 18.5 million usage minutes (more than 35 years of learning) in a single day.  Additionally, since the start of the fall term, eCollege has achieved 100 percent system availability with zero unscheduled downtime.

•	The eLearning Division has so far renewed all three of its Top 20 customers that were up for renewal in 2006, and eight of the nine Top 40 customers that were up for renewal in 2006.

Fourth Quarter 2006 Financial Guidance

On October 18, 2006 the Company announced that it is exploring strategic alternatives for its Enrollment Division. As a result, beginning in the fourth quarter of 2006, operating results for the Enrollment Division (including appropriate allocations of certain corporate expenses) will be reported as an asset held for sale using a discontinued operations treatment. Accordingly, the Company has converted its previously announced fourth quarter guidance to a format consistent with the discontinued operations approach as shown below. In order to facilitate comparisons of fourth quarter 2006 guidance to prior period results on a like basis, the Company is providing pro forma results of operations for the three months ended December 31, 2005 that present such results of operations as if Datamark had been reported as an asset held for sale, using a discontinued operations treatment, since the beginning of such period. Please refer to the accompanying Schedules A and B for such pro forma information as well as reconciliations of related non-GAAP metrics to GAAP net income.

The Company’s fourth quarter guidance as presented for the treatment of the Enrollment Division as a discontinued operation is as follows:

•	eLearning revenue of $13.9 million to $14.2 million, representing growth of 26 to 29 percent from the fourth quarter of 2005.
•	Income from continuing operations of $3.0 million to $3.2 million, compared to $2.1 million in the fourth quarter of 2005.
•

Net income from continuing operations of $1.7 million to $1.9 million ($0.07 to $0.08 per fully diluted shares), compared to $1.4 million ($0.06 per fully diluted share) in the fourth quarter of 2005. Net loss from discontinued operations of $900 thousand to $1.1 million ($0.04 to $0.05 per fully diluted share), compared to net income of $1.1 million ($0.05 per fully diluted share) in the fourth quarter of 2005.

•

Adjusted net income from continuing operations of $2.5 million to $2.7 million (adjusted net income per fully diluted share of $0.11 to $0.12), compared to $2.0 million (adjusted net income of $0.09 per fully diluted share) for the fourth quarter of 2005. Adjusted net income from discontinued operations of $1.2 million to $1.4 million (adjusted net income of $0.05 to $0.06 per fully diluted share).

•

Free cash flow from continuing operations of $3.7 million to $3.9 million, compared to $3.0 million in the fourth quarter of 2005. Free cash flow from discontinued operations of zero to $400 thousand, compared to $1.9 million in the fourth quarter of 2005.

Fourth quarter guidance for adjusted net income, adjusted net income per diluted share and free cash flow is reconciled in the accompanying financial tables.

In connection with the Company’s strategic review of Datamark, it intends to analyze related intangible assets. Any impairment adjustments that may result from such analysis are not reflected in the Company’s current estimates of fourth quarter earnings.

Additional Financial Information – Nine Months Results

The Company is providing pro forma financial results for the nine months ended September 30, 2006 using a presentation consistent with the format used in reporting fourth quarter guidance and the prior period comparison. Comparisons to the nine months ended September 30, 2005 have also been provided using the same presentation. Please see Schedules C and D for these results and a reconciliation of adjusted net income, adjusted EBITDA and free cash flow.

The nine month results include the following highlights regarding financial results specific to continuing operations:

•	eLearning revenue of $38.2 million, representing growth of 26 percent from the prior year period.
•	Income from continuing operations of $8.4 million, representing growth of 76 percent from the prior year period, with operating margins of 22 percent.
•	Net Income from continuing operations of $5.3 million, compared to $2.7 million for the prior year period.
•	Adjusted net income from continuing operations of $7.5 million, representing growth of 65 percent from the prior year period.
•	Adjusted EBITDA from continuing operations of $12.8 million, representing growth of 57 percent from the prior year period.
•	Free cash flow from continuing operations of $9.0 million, compared to $4.5 million for the same prior year period.

Conference Call

eCollege will hold a conference call to discuss its third quarter financial results at 3:30 p.m. Central time (4:30 p.m. Eastern time) on November 9, 2006. Interested parties can listen to the live conference call webcast by going to the Investor Relations section of eCollege’s Web site at www.eCollege.com and clicking on the “Live Webcast” link. Please access the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

For those unable to listen at the designated time, the archived webcast will be available on eCollege’s Web site for the next 12 months. A conference call replay also will be available from approximately 5:30 p.m. Central time (6:30 p.m. Eastern time) on November 9, 2006 until 11 p.m. Central time (midnight Eastern time) on November 16, 2006. To listen to the replay, participants should dial 800-642-1687. The conference ID for the replay is 9607498.

About eCollege

eCollege [Nasdaq: ECLG] is a leading provider of value-added information services to the post-secondary and K-12 education industries. The Company’s eLearning Division designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. The Company’s Enrollment Division, Datamark, Inc., helps institutions build new enrollments and increase student retention. Customers include publicly traded for-profit institutions, community colleges, public and private universities, school districts and state departments of education. eCollege was founded in 1996 and is headquartered in Chicago, with the eLearning Division headquartered in Denver. Datamark was founded in 1987 and is headquartered in Salt Lake City. For more information, visit www.eCollege.com and www.Datamark.com.

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of these forward-looking statements include statements about the Company’s pursuit of strategic alternatives for Datamark (including the Company’s ability to achieve the strategic objectives contemplated thereby), expected future revenue, expenses, income from operations, adjusted income from operations, net income, adjusted net income, non-cash charges, EBITDA, adjusted EBITDA, cash and cash equivalents, free cash flow, capital expenditures, profitability, customer enrollments and any other statements that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual performance and results may differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the Company’s industries as well as the more specific risks and uncertainties facing the Company, including those identified in the Company’s reports on Form 10-K, Form 10-Q and Form 8- K filed with the U.S. Securities and Exchange Commission (“SEC”), which you are encouraged to review in connection with this release. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

This news release and/or the financial results attached hereto include “adjusted net income,” “adjusted net income per diluted share,” “adjusted EBITDA,” “free cash flow” and “adjusted income from operations” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have included reconciliations of these measures to GAAP with this news release.

eCollege is a registered trademark of eCollege.

# # #

eCollege Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	September 30, 2006	December 31, 2005

Current Assets:
Cash and Cash Equivalents	$28,351	$23,037
Accounts Receivable and Other Current Assets	27,659	18,667
Total Current Assets	56,010	41,704

Property and Equipment (Net), Software Development Costs (Net) and Other Assets	11,588	10,074
Identified Intangible Assets (Net)	7,450	8,745
Deferred Tax Asset	17,238	18,806
Goodwill	54,406	54,745
Total Assets	$146,692	$134,074

Current Liabilities:
Accounts Payable and Accrued Liabilities	$16,296	$14,923
Deferred Revenue and Customer Advances	6,937	3,766
Current Portion of Capital Lease Obligations	469	320
Total Current Liabilities	23,702	19,009

Deferred Revenue	53	26
Other Liabilities and Capital Lease Obligations	744	572
Long-Term Debt ($20 million face value)	18,627	18,366
Seller Notes Payable ($2 million face value)	431	1,657
Total Liabilities	43,557	39,630

Common Stock and Additional Paid In Capital, Less Treasury Stock (1)	148,060	140,015
Warrants (1)	3,304	3,304
Other Stockholders’ Equity (1)	--	3,678
Accumulated Deficit	(48,229)	(52,551)
Total Stockholders’ Equity	103,135	94,444
Total Liabilities and Stockholders’ Equity	$146,692	$134,074

(1) The Company adopted SFAS 123 during the fourth quarter of 2003. Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment,” using the modified-prospective transition method. SFAS 123(R) clarifies and expands the guidance in SFAS 123 with respect to the accounting for stock-based compensation. As a result of adopting SFAS 123(R), certain balance sheet amounts associated with share-based compensation costs have been reclassified within the equity section of the balance sheet. This change in presentation had no net effect on total equity. Effective January 1, 2006, stock-based compensation expense has been reclassified from other stockholders’ equity into additional paid-in capital.

eCollege Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Three Months Ended
	September 30, 2006	September 30, 2005
Revenue
eLearning Revenue	$13,040	$10,410
Enrollment Marketing Revenue	17,595	16,009
Total Revenue	30,635	26,419

Cost of Revenue	17,188	13,521
Gross Profit	13,447	12,898

Research and Development	2,014	1,976
Sales and Marketing	2,718	2,331
General and Administrative	4,970	4,211
Amortization of Intangible Assets	468	414
Total Operating Costs and Expenses	10,170	8,932

Income from Operations	3,277	3,966
Interest and Other Income (Expense), Net	(643)	(858)

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	2,634	3,108
Income Tax (Expense)	(961)	(1,342)
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$1,673	$1,766
Cumulative Effect of Accounting Change, Net of Tax	--	--
Net Income	$1,673	$1,766

Basic Net Income Per Share	$0.08	$0.08
Diluted Net Income Per Share	$0.07	$0.08

Shares Used in Computing Basic Net Income Per Share	22,232	21,871
Shares Used in Computing Diluted Net Income Per Share	22,935	22,522

eCollege Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

	For the Three Months Ended
	September 30, 2006	September 30, 2005
Reconciliation of Income from Operations to Adjusted Income from Operations:(1)
Income from Operations	$3,277	$3,966
Stock-Based Compensation Expense	991	955
Adjusted Income from Operations(1)	$4,268	$4,921

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$1,673	$1,766
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	991	955
Amortization of Identified Intangibles	468	414
Non-Cash Interest Expense	257	224
Adjusted Net Income(1)	$3,389	$3,359
Depreciation	963	700
Amortization of Capitalized Software	813	155
Cash Interest (Income)/Expense, Net	386	634
Income Taxes	961	1,342
Adjusted EBITDA(1)	$6,512	$6,190
Capital Expenditures	919	1,122
Capitalized Software	415	283
Cash Interest	386	634
Free Cash Flow(1)	$4,792	$4,151

Net Income per Diluted Share	$0.07	$0.08
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	0.04	0.04
Amortization of Identified Intangibles	0.02	0.02
Non-Cash Interest Expense	0.01	0.01
Adjusted Net Income per Diluted Share(1)	$0.15	$0.15

(1) Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

eCollege Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except per share data)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Revenue
eLearning Revenue	$38,235	$30,426
Enrollment Marketing Revenue	48,151	42,878
Total Revenue	86,386	73,304

Cost of Revenue	46,878	37,176
Gross Profit	39,508	36,128

Research and Development	6,341	5,421
Sales and Marketing	8,131	7,448
General and Administrative	14,449	12,425
Amortization of Intangible Assets	1,295	1,200
Total Operating Costs and Expenses	30,216	26,494

Income from Operations	9,292	9,634
Interest and Other Income (Expense), Net	(2,376)	(2,691)

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	6,916	6,943
Income Tax (Expense)	(2,622)	(3,018)
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	$4,294	$3,925
Cumulative Effect of Accounting Change, Net of Tax (1)	28	--
Net Income	$4,322	$3,925

Basic Net Income Per Share	$0.20	$0.18
Diluted Net Income Per Share	$0.19	$0.18

Shares Used in Computing Basic Net Income Per Share	22,140	21,670
Shares Used in Computing Diluted Net Income Per Share	23,024	22,353

(1) As a result of adopting SFAS 123(R), the Company is required to estimate forfeitures of share-based awards as of the grant date rather than recognizing such forfeitures as incurred. The Company recognized an after-tax gain of $28,000 ($46,000 pre-tax) as the cumulative effect of this change in accounting principle.

eCollege Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005
Reconciliation of Income from Operations to Adjusted Income from Operations:(1)
Income from Operations	$9,292	$9,634
Stock-Based Compensation Expense	2,988	2,058
Adjusted Income from Operations(1)	$12,280	$11,692

Reconciliation of Net Income to Adjusted Net Income, Adjusted EBITDA and Free Cash Flow: (1)
Net Income	$4,322	$3,925
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	2,988	2,058
Amortization of Identified Intangibles	1,295	1,200
Non-Cash Interest Expense	1,010	684
Adjusted Net Income(1)	$9,615	$7,867
Depreciation	2,663	2,087
Amortization of Capitalized Software	1,152	425
Cash Interest (Income)/Expense, Net	1,366	2,007
Income Taxes	2,622	3,018
Adjusted EBITDA(1)	$17,418	$15,404
Capital Expenditures	4,446	3,244
Capitalized Software	1,085	1,240
Cash Interest	1,366	2,007
Free Cash Flow(1)	$10,521	$8,913

Net Income per Diluted Share	$0.19	$0.18
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	0.13	0.09
Amortization of Identified Intangibles	0.06	0.05
Non-Cash Interest Expense	0.04	0.03
Adjusted Net Income per Diluted Share(1)	$0.42	$0.35

(1) Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are reconciled herein to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

eCollege Condensed Consolidated Statement of Cash Flows

Unaudited

(in thousands)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005

Cash Flows from Operating Activities:
Net Income	$4,322	$3,925

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	2,663	2,087
Amortization of Capitalized Software	1,152	425
Amortization of Intangible Assets	1,295	1,200
Stock-Based Compensation	2,988	2,058
Cumulative Effect of Accounting Change	(28)	--
Deferred Income Taxes	1,091	2,921
Loss on Early Retirement of Debt	226	--
Other (Net)	540	963
Changes In:
Accounts Receivable and Accrued Revenue Receivable	(7,908)	(7,388)
Accounts Payable and Accrued Liabilities	1,373	(750)
Deferred Revenue	3,197	4,566
Other Changes in Assets and Liabilities (Net)	(857)	(725)
Net Cash Provided by Operating Activities	10,054	9,282

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(3,481)	(2,715)
Capitalized Software Development Costs	(1,099)	(1,240)
Other	346	--
Net Cash Used in Investing Activities	(4,234)	(3,955)

Cash Flows from Financing Activities
Proceeds from Issued Shares, Net of Tax Payments	690	4,690
Tax Benefit from the Issuance of Stock-based awards	662	--
Payments on Leasing Arrangements	(358)	(167)
Payments on Seller Notes	(1,500)	--
Payments on Term Loan	--	(1,917)
	(506)	2,606

Net Decrease in Cash and Cash Equivalents	5,314	7,933
Cash and Cash Equivalents, Beginning of Period	23,037	8,223
Cash and Cash Equivalents, End of Period	$28,351	$16,156

Schedule A

eCollege Fourth Quarter 2006 Financial Guidance

Unaudited

(in thousands, except per share data)

	For the Three Months Ended December 31
	Prior Guidance	Actual		Converted Guidance		Converted Actual
	Low	High	Q4 2005	Low	High	Q4 2005
eLearning Revenue	$13,900	$14,200	$11,031	$13,900	$14,200	$11,031
Enrollment Revenue	14,500	15,500	18,532	--	--	--
Total Revenue	$28,400	$29,700	$29,563	$13,900	$14,200	$11,031

Operating Income – Cont Ops	$2,600	$3,200	$3,900	$3,000	$3,200	$2,077

Net Income – Cont Ops	200	600	2,002	1,700	1,900	1,377
Net Income (Loss) – Disc Ops	--	--	--	(1,100)	(900)	1,057
Net Income – Consolidated	$200	$600	$2,002	$600	$1,000	$2,433

Adjusted Net Income – Cont Ops	3,700	4,100	3,431	2,500	2,700	1,996
Adjusted Net Income – Disc Ops	--	--	--	1,200	1,400	1,452
Adjusted Net Income – Consolidated	$3,700	$4,100	$3,431	$3,700	$4,100	$3,448

EBITDA – Cont Ops	5,400	6,000	5,984	4,700	4,900	3,286
EBITDA – Disc Ops	--	--	--	700	1,100	2,698
EBITDA – Consolidated	$5,400	$6,000	$5,984	$5,400	$6,000	$5,984

Free Cash Flow – Cont Ops	3,700	4,300	4,932	3,700	3,900	3,037
Free Cash Flow – Disc Ops	--	--	--	--	400	1,896
Free Cash Flow – Consolidated	$3,700	$4,300	$4,932	$3,700	$4,300	$4,932

Diluted Shares	23,300	23,300	22,773	23,300	23,300	22,773

GAAP EPS – Cont Ops	$0.01	$0.03	$0.09	$0.07	$0.08	$0.06
GAAP EPS (Loss) – Disc Ops	--	--	--	($0.05)	($0.04)	$0.05
GAAP EPS – Total	$0.01	$0.03	$0.09	$0.02	$0.04	$0.11

Adjusted EPS – Cont Ops	$0.16	$0.18	$0.15	$0.11	$0.12	$0.09
Adjusted EPS – Disc Ops	--	--	--	$0.05	$0.06	$0.06
Adjusted EPS – Total	$0.16	$0.18	$0.15	$0.16	$0.18	$0.15

Schedule B

eCollege Reconciliation of GAAP Net Income and Net Income per Diluted Share Guidance

to Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow Guidance

Unaudited

(in thousands, except per share data)

	For the Three Months Ended December 31
	Prior Guidance	Actual	Converted Guidance	Converted Actual
	Range	Q4 2005	Range	Q4 2005
Continued Operations
Net Income Guidance	$200 to $600	$2,002	$1,700 to $1,900	$1,377
Stock-Based Compensation Expense	1,100	782	800	622
Amortization of Identified Intangibles	400	414	--	--
Non-Cash Interest Expense	2,000	233	--	(2)
Adjusted Net Income Guidance(1)	$3,700 to $4,100	$3,431	$2,500 to $2,700	$1,996
Depreciation	1,000	731	700	483
Amortization of Capitalized Software	300	158	200	105
Cash Interest (Income)/Expense, Net	100	590	--	(36)
Taxes on Income	300 to 500	1,074	1,300	738
Adjusted EBITDA(1)	$5,400 to $6,000	$5,984	$4,700 to $4,900	$3,286
Capital Expenditures	1,100	362	500	186
Capitalized Software	500	99	500	99
Cash Interest	100	590	--	(36)
Free Cash Flow Guidance(1)	$3,700 to $4,300	$4,932	$3,700 to $3,900	$3,037
Discontinued Operations
Net Income (Loss) Guidance	--		($1,100) to ($900)	$1,057
Stock-Based Compensation Expense	--		300	160
Amortization of Identified Intangibles	--		--	--
Non-Cash Interest Expense	--		2,000	235
Adjusted Net Income Guidance(1)	--		$1,200 to $1,400	$1,452
Depreciation	--		--	--
Amortization of Capitalized Software	--		100	53
Cash Interest (Income)/Expense, Net	--		100	626
Taxes on Income	--		(700) to (500)	567
Adjusted EBITDA(1)	--		$700 to $1,100	$2,698
Capital Expenditures	--		600	176
Capitalized Software	--		--	--
Cash Interest	--		100	626
Free Cash Flow Guidance(1)	--		$0 to $400	$1,896

Consolidated Operations
Net Income Guidance	$200 to $600	$2,002	$600 to $1,000	$2,433
Stock-Based Compensation Expense	$1,100	$782	$1,100	$782
Amortization of Identified Intangibles	400	414	--	--
Non-Cash Interest Expense	2,000	233	2,000	233
Adjusted Net Income Guidance(1)	$3,700 to $4,100	$3,431	$3,700 to $4,100	$3,448
Depreciation	1,000	731	700	483
Amortization of Capitalized Software	300	158	300	158
Cash Interest (Income)/Expense, Net	100	590	100	591
Taxes on Income	300 to 500	1,074	600 to 800	1,305
Adjusted EBITDA(1)	$5,400 to $6,000	$5,984	$5,400 to $6,000	$5,984
Capital Expenditures	1,100	362	1,100	362
Capitalized Software	500	99	500	99
Cash Interest	100	590	100	591
Free Cash Flow Guidance(1)	$3,700 to $4,300	$4,932	$3,700 to $4,300	$4,932

	For the Three Months Ended December 31
	Prior Guidance	Actual	Converted Guidance	Converted Actual
	Range	Q4 2005	Range	Q4 2005
Continued Operations
Net Income per Diluted Share Guidance	$0.01 to $0.03	$0.09	$0.07 to $0.08	$0.06
Stock-Based Compensation Expense	$0.05	$0.03	$0.03	$0.03
Amortization of Identified Intangibles	$0.02	$0.02	--	--
Non-Cash Interest Expense	$0.09	$0.01	--	--
Adjusted Net Income per Diluted Share Guidance(1)	$0.16 to $0.18	$0.15	$0.11 to $0.12	$0.09

Discontinued Operations
Net Income per Diluted Share Guidance	--	--	($0.05) to ($0.04)	$0.05
Stock-Based Compensation Expense	--	--	$0.01	$0.007
Amortization of Identified Intangibles	--	--	--	--
Non-Cash Interest Expense	--	--	$0.09	$0.01
Adjusted Net Income per Diluted Share Guidance(1)	--	--	$0.05 to $0.06	$0.06

Consolidated Operations
Net Income per Diluted Share Guidance	$0.01 to $0.03	$0.09	$0.02 to $0.04	$0.11
Stock-Based Compensation Expense	$0.05	$0.03	$0.05	$0.03
Amortization of Identified Intangibles	$0.02	$0.02	--	--
Non-Cash Interest Expense	$0.09	$0.01	$0.09	$0.01
Adjusted Net Income per Diluted Share Guidance(1)	$0.16 to $0.18	$0.15	$0.16 to $0.18	$0.15

(1) Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. The Company’s guidance for Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow is reconciled herein to guidance for net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Schedule C

eCollege Pro Forma Financial Results

Unaudited

(in thousands, except per share data)

	For the Nine Months Ended
	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
	Reported Results Under Current Model		Converted Results Under New Model
eLearning Revenue	38,235	30,426	38,235	30,426
Enrollment Revenue	48,151	42,878	--	--
Total Revenue	$86,386	$73,304	$38,235	$30,426

Operating Income – Continued Operations	$9,292	$9,634	$8,358	$4,745

Net Income – Continued Operations	4,322	3,925	5,346	2,657
Net Income – Discontinued Operations	--	--	292	2,418
Net Income – Consolidated	$4,322	$3,925	$5,638	$5,075

Adjusted Net Income – Continued Operations	9,615	7,867	7,506	4,543
Adjusted Net Income – Discontinued Operations	--	--	2,131	3,274
Adjusted Net Income – Consolidated	$9,615	$7,867	$9,637	$7,817

EBITDA – Continued Operations	17,418	15,404	12,774	8,111
EBITDA – Discontinued	--	--	4,644	7,293
EBITDA – Consolidated	$17,418	$15,404	$17,418	$15,404

Free Cash Flow – Continued Operations	10,521	8,913	9,007	4,472
Free Cash Flow – Discontinued Operations	--	--	1,514	4,441
Free Cash Flow – Consolidated	$10,521	$8,913	$10,521	$8,913

Diluted Shares	23,024	22,353	23,024	22,353

GAAP EPS – Continued Operations	$0.19	$0.18	$0.23	$0.12
GAAP EPS – Discontinued Operations	--	--	$0.01	$0.11
GAAP EPS – Total	$0.19	$0.18	$0.24	$0.23

Adjusted EPS – Continued Operations	$0.42	$0.35	$0.33	$0.20
Adjusted EPS – Discontinued Operations	--	--	$0.09	$0.15
Adjusted EPS – Total	$0.42	$0.35	$0.42	$0.35

Schedule D

eCollege Reconciliation of Pro Forma Results to GAAP

Unaudited

(in thousands, except per share data)

	For the Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	Reported Results Under Current Model		Converted Results Under New Model

Continued Operations
Net Income	$4,322	$3,925	$5,346	$2,657
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	2,988	2,058	2,154	1,854
Amortization of Identified Intangibles	1,295	1,200	--	--
Non-Cash Interest Expense	1,010	684	6	32
Adjusted Net Income(1)	$9,615	$7,867	$7,506	$4,543
Depreciation	2,663	2,087	1,827	1,270
Amortization of Capitalized Software	1,152	425	454	243
Cash Interest (Income)/Expense, Net	1,366	2,007	(240)	42
Taxes on Income	2,622	3,018	3,228	2,012
Adjusted EBITDA(1)	$17,418	$15,404	$12,774	$8,111
Capital Expenditures	4,446	3,244	2,922	2,384
Capitalized Software	1,085	1,240	1,085	1,213
Cash Interest	1,366	2,007	(240)	42
Free Cash Flow(1)	$10,521	8,913	$9,007	$4,472

Discontinued Operations
Net Income	--	--	$292	$2,418
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	--	--	834	204
Amortization of Identified Intangibles	--	--	--	--
Non-Cash Interest Expense	--	--	1,004	651
Adjusted Net Income(1)	--	--	$2,131	$3,274
Depreciation	--	--	--	--
Amortization of Capitalized Software	--	--	698	182
Cash Interest (Income)/Expense, Net	--	--	1,605	1,965
Taxes on Income	--	--	208	1,873
Adjusted EBITDA(1)	--	--	$4,644	$7,293
Capital Expenditures	--	--	1,524	860
Capitalized Software	--	--	--	27
Cash Interest	--	--	1,605	1,965
Free Cash Flow(1)	--	--	$1,514	$4,441

Consolidated Operations
Net Income	$4,322	$3,925	$5,639	$5,075
Adjustments for Non-Cash Charges
Stock-Based Compensation Expense	2,988	$2,058	2,988	2,058
Amortization of Identified Intangibles	1,295	1,200	--	--
Non-Cash Interest Expense	1,010	684	1,010	684
Adjusted Net Income(1)	$9,615	$7,867	$9,637	$7,817
Depreciation	2,663	2,087	1,827	1,270
Amortization of Capitalized Software	1,152	425	1,152	425
Cash Interest (Income)/Expense, Net	1,366	2,007	1,366	2,007
Taxes on Income	2,622	3,018	3,436	3,885
Adjusted EBITDA(1)	$17,418	$15,404	$17,418	$15,404
Capital Expenditures	4,446	3,244	4,446	3,244
Capitalized Software	1,085	1,240	1,085	1,240
Cash Interest	1,366	2,007	1,366	2,007
Free Cash Flow(1)	$10,521	$8,913	$10,521	$8,913

For the Nine Months Ended
September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Reported Results Under Current Model		Converted Results Under New Model
Continued Operations
Net Income per Diluted Share	$0.19	$0.18	$0.23	$0.12
Stock-Based Compensation Expense	$0.13	$0.09	$0.10	$0.08
Amortization of Identified Intangibles	$0.06	$0.05	--	--
Non-Cash Interest Expense	$0.04	$0.03	--	--
Adjusted Net Income per Diluted Share (1)	$0.42	$0.35	$0.33	$0.20

Discontinued Operations
Net Income per Diluted Share	--	--	$0.01	$0.11
Stock-Based Compensation Expense	--	--	$0.04	$0.01
Amortization of Identified Intangibles	--	--	--	--
Non-Cash Interest Expense	--	--	$0.04	$0.03
Adjusted Net Income per Diluted Share(1)	--	--	$0.09	$0.15

Consolidated Operations
Net Income per Diluted Share	$0.19	$0.18	$0.24	$0.23
Stock-Based Compensation Expense	$0.13	$0.09	$0.14	$0.09
Amortization of Identified Intangibles	$0.06	$0.05	--	--
Non-Cash Interest Expense	$0.04	$0.03	$0.04	$0.03
Adjusted Net Income per Diluted Share(1)	$0.42	$0.35	$0.42	$0.35

(1) Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are not generally accepted accounting principles, or "GAAP," based measures. However, management believes, based on feedback from investors, analysts and other users of the Company's financial information, that Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow are appropriate measures of the operating performance of the Company because they are an indication of the resources available for strategic opportunities and are used by many investors to assess the Company's profitability from current operations. Further, management believes, based on feedback from analysts, that Adjusted Net Income, Adjusted Net Income per Diluted Share and Free Cash Flow are important measures that analysts use in estimating and analyzing results for the Company, which estimates are used by investors and potential investors. Finally, as a result of the Company's acquisition of Datamark in the fourth quarter of 2003 and related borrowings, Adjusted EBITDA has been defined by the Company's lenders as an important metric, and is used in the Company's debt compliance covenants. These measures, however, should be considered in addition to, not as a substitute for or superior to, net income, cash flows or other measures of financial performance prepared in accordance with GAAP. The Company’s guidance for Adjusted Net Income, Adjusted Net Income per Diluted Share, Adjusted EBITDA and Free Cash Flow is reconciled herein to guidance for net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.